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                                  Exhibit 5.1





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                                                                  August 5, 1994


Prime Hospitality Corp.
700 Route 46 East
Fairfield, New Jersey 07004

Ladies and Gentlemen:

We have acted as counsel to Prime Hospitality Corp., a Delaware corporation (the "Company"), with respect to the Company's Registration Statement on Form S-8 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission on or about August 5, 1994 in connection with the registration under the Securities Act of 1933, as amended (the "Act"), by the Company of an aggregate of 330,000 shares (the "Shares") of the Company's Common Stock, par value $0.01 per share (the "Common Stock"), issuable upon exercise of stock options granted or to be granted under the Prime Hospitality Corp. 1992 Performance Incentive Plan (the "Plan").

As counsel for the Company, we have examined, among other things, such federal and state laws and originals and/or copies (certified or otherwise identified to our satisfaction) of such documents, certificates and records as we deemed necessary and appropriate for the purpose of preparing this opinion.

Based on the foregoing, we are of the opinion that the shares have been duly and validly authorized for issuance and, when issued in accordance with the terms of the Plan for consideration in excess of $0.01 per share, will be validly issued, fully paid, and nonassessable.

We hereby consent to the inclusion of this opinion as part of the Registration Statement.

We are members of the Bar of the State of New York and do not purport to be experts in the laws of jurisdictions other than the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

                                        Very truly yours,

                                        s/Willkie Farr & Gallagher





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